Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Healthways, Inc. 2014 Stock Incentive Plan of our reports dated March 14, 2014, with respect to the consolidated financial statements of Healthways, Inc. and the effectiveness of internal control over financial reporting of Healthways, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.
  /s/ Ernst & Young LLP

Nashville, Tennessee
June 25, 2014